Exhibit 99.1

Aerie Pharmaceuticals Reports Third Quarter 2015 Financial Results and

Provides Business Update

- Based on FDA Meetings, Company Expects to File RhopressaTM NDA in 3Q 2016 -

Conference Call and Webcast Today, November 3, at 5:00 p.m. ET

IRVINE, California - (BUSINESS WIRE)—Aerie Pharmaceuticals, Inc. (NASDAQ:AERI), a clinical-stage pharmaceutical company focused on the discovery, development, and commercialization of first-in-class therapies for the treatment of patients with glaucoma and other diseases of the eye, today reported financial results for the third quarter ended September 30, 2015, along with a general business update.

Aerie Highlights

•	Based on multiple discussions with the FDA, including a recently concluded Type 2 Pre-NDA meeting, Aerie expects to file its NDA for once-daily RhopressaTM in the third quarter of 2016 utilizing the successful Rocket 2 Phase 3 clinical trial results as pivotal, with the Rocket 1 Phase 3 trial results representing supportive data.

•	Rocket 4, the fourth RhopressaTM Phase 3 clinical trial, is underway and is designed to provide adequate six-month safety data for regulatory filing in the EU, and also provide additional clinical data on this product candidate. The NDA filing in the U.S. is not contingent upon receipt of any Rocket 4 results, including the 90-day efficacy results which are expected in approximately one year.

•	Mercury 1, the first Phase 3 registration trial for RoclatanTM, is also underway. RoclatanTM has shown in Phase 2b results to have the potential to be the most efficacious therapy in lowering intraocular pressure.

•	Research collaborations are in full execution mode with GrayBug, Inc., focused on drug delivery technology, and with Ramot at Tel Aviv University, focused on their preclinical small molecule anti-beta amyloid product candidate for neuroprotection and dry age-related macular degeneration.

•	As of September 30, 2015, Aerie continues to be well-financed, with $163 million in cash, cash equivalents and investments on the balance sheet.

“We are very pleased with the progress of our ongoing discussions with the FDA, and are now actively preparing for what promises to be a very important step in Aerie’s advancement, the filing of our NDA for once-daily RhopressaTM in the third quarter of next year. Additionally, we are experiencing a high degree of physician interest in our Mercury 1 and Rocket 4 trials, and expect 90-day efficacy results for each trial approximately a year from now,” said Vicente Anido, Jr., Ph.D., Chairman and Chief Executive Officer. “Additionally, our recently announced research collaborations with GrayBug for drug delivery technology and Ramot for their preclinical anti-beta amyloid small molecule product candidate are progressing very well.”

Dr. Anido continued, “We look forward to our investor and media event at noon Pacific Time on November 13, 2015, during the American Academy of Ophthalmology meeting in Las Vegas. At the meeting, we plan to cover further details on our Phase 3 clinical trial results for RhopressaTM, including a deeper dive into Rocket 2 results and regulatory considerations, along with updates on RoclatanTM and our preclinical research programs.”

Third Quarter 2015 Financial Results

As of September 30, 2015, Aerie had cash, cash equivalents and investments of $162.9 million, consistent with the prior quarter’s as the result of sales made under our “at-the-market” program, a component of the shelf registration statement filed in November of 2014. For the third quarter ended September 30, 2015, Aerie reported a net loss attributable to common stockholders, as measured in accordance with U.S. generally accepted accounting principles (“GAAP”), of $18.0 million, or $0.69 per share, compared to $13.1 million and $0.54 per share for the third quarter 2014. The weighted average number of shares of common stock outstanding utilized in the calculation of net loss per common share was 26,061,993 and 24,325,166 for the third quarters of 2015 and 2014, respectively.

The $18.0 million net loss attributable to common stockholders for the third quarter of 2015 includes $17.4 million in operating expenses, reflecting $9.9 million in research and development expenses and $7.5 million in general and administrative expenses. Excluding $3.3 million of non-cash stock-based compensation expense, adjusted operating expenses for the third quarter of 2015 were $14.1 million, with adjusted research and development expenses of $9.3 million and adjusted general and administrative expenses of $4.7 million. Total adjusted net loss for the third quarter of 2015 was $14.6 million and adjusted net loss per share was $0.56.

The $13.1 million net loss attributable to common stockholders for the third quarter of 2014 reflects research and development expenses of $8.2 million and general and administrative expenses of $4.9 million. Excluding $2.4 million of non-cash stock-based compensation expense, adjusted operating expenses for the third quarter of 2014 were approximately $10.8 million, reflecting adjusted research and development expenses of $8.0 million and adjusted general and administrative expenses of $2.8 million. Total adjusted net loss for the third quarter of 2014 was $10.8 million and adjusted net loss per share was $0.44.

The higher operating expenses in the third quarter of 2015 as compared to the third quarter 2014 primarily reflect increased activities related to our Phase 3 programs for Rhopressa™ and Roclatan™, and the associated growth in our operations.

For the nine months ended September 30, 2015, Aerie reported a net loss attributable to common stockholders, as measured in accordance with GAAP, of $54.0 million, or $2.12 per share, including $9.5 million of non-cash charges representing stock-based compensation expense included in operating expenses. When stock-based compensation expense is excluded, the adjusted net loss was $44.5 million, or $1.74 per share.

Conference Call / Web Cast Information

Aerie management will host a live conference call and webcast at 5:00 p.m. Eastern Time today to discuss Aerie’s financial results and provide a general business update.

The live webcast and a replay may be accessed by visiting Aerie’s website at http://investors.aeriepharma.com. Please connect to Aerie’s website at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast. Alternatively, please call (888) 734-0328 (U.S.) or (678) 894-3054 (international) to listen to the live conference call. The conference ID number for the live call is 51129667. Please dial in approximately 10 minutes prior to the call. Telephone replay will be available approximately two hours after the call. To access the replay, please call (855) 859-2056 (U.S.) or (404) 537-3406 (international). The conference ID number for the replay is 51129667. The telephone replay will be available until November 10, 2015.

About Aerie Pharmaceuticals, Inc.

Aerie is a clinical-stage pharmaceutical company focused on the discovery, development and commercialization of first-in-class therapies for the treatment of patients with glaucoma and other diseases of the eye. Aerie recently reported the successful results of its second Phase 3 registration trial in the United States named Rocket 2, where the primary efficacy endpoint was to demonstrate non-inferiority of IOP lowering for RhopressaTM compared to timolol. Rocket 3, a 12-month safety-only study, is currently in progress, as is a fourth Phase 3 trial for RhopressaTM, named Rocket 4. Aerie expects to file a new drug application for RhopressaTM with the FDA in the third quarter of 2016. Aerie also completed in 2014 a Phase 2b clinical trial in which RoclatanTM met the primary efficacy endpoint, demonstrating the statistical superiority of RoclatanTM to each of its components, and commenced in September 2015 the first Phase 3 registration trial for RoclatanTM, named Mercury 1. Aerie also recently entered into research collaborations with GrayBug, Inc. and Ramot at Tel Aviv University as it further builds its pipeline for future growth.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “exploring,” “pursuing” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the success, timing and cost of our ongoing and anticipated preclinical studies and clinical trials for our current product candidates, including statements regarding the timing of initiation and completion of the studies and trials; our expectations regarding the clinical effectiveness of our product candidates and results of our clinical trials; the timing of and our ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, our product candidates; our expectations regarding the commercialization of our product candidates; our expectations related to the use of proceeds from our initial public offering and the issuance and sale of our senior secured convertible notes and the issuance and sale of shares of our common stock in connection with our “at the market” sales agreement; our estimates regarding anticipated capital requirements and our needs for additional financing; the potential advantages of our product candidates; our plans to pursue development of our product candidates for additional indications and other therapeutic opportunities; our plans to explore possible uses of our existing proprietary compounds beyond glaucoma; and our ability to protect our proprietary technology and enforce our intellectual property rights; and our expectations regarding strategic operations, including our ability to in-license or acquire additional ophthalmic products or product candidates. By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics and industry change, and depend on regulatory approvals and economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. We discuss many of these risks in greater detail under the heading “Risk Factors” in the quarterly and annual reports that we file with the Securities and Exchange Commission (SEC). In particular, the preclinical research discussed in this press release is preliminary and the outcome of such preclinical studies may not be predictive of the outcome of later clinical trials. Any future clinical trial results may not demonstrate safety and efficacy sufficient to obtain regulatory approval related to the preclinical research findings discussed in this press release. Forward-looking statements are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Non-GAAP Financial Measures

To supplement our financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures, some of which are discussed above: adjusted net loss, adjusted operating expenses, adjusted research and development expenses, adjusted general and administrative expenses, adjusted other income (expense) and adjusted net loss per share. For a description of the adjusted calculations and reconciliations to the nearest GAAP measures, please see the “Reconciliation of GAAP Net Loss to Adjusted Net Loss” and “Reconciliation of GAAP Net Loss per Share to Adjusted Net Loss per Share” tables in this press release.

We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.

The presentation of these financial measures is not intended to be considered in isolation from, or as a substitute for, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, the adjustments to our GAAP financial measures reflect the exclusion of non-cash stock-based compensation expense, which is recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.

AERIE PHARMACEUTICALS, INC.

Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share data)

	SEPTEMBER 30, 2015	DECEMBER 31, 2014
Assets
Current assets
Cash and cash equivalents	$106,946	$85,586
Short-term investments	48,292	54,339
Prepaid expenses and other current assets	1,348	1,122

Total current assets	156,586	141,047
Long-term investments	7,707	18,275
Furniture, fixtures and equipment, net	2,912	240
Other assets, net	8,034	1,523

Total assets	$175,239	$161,085

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and other current liabilities	$17,961	$8,336
Interest payable	551	551

Total current liabilities	18,512	8,887
Convertible notes, net of discounts	124,250	124,156

Total liabilities	142,762	133,043

Commitments and contingencies
Stockholders’ Equity
Preferred stock, $0.001 par value; 15,000,000 shares authorized as of September 30, 2015 and December 31, 2014; None issued and outstanding	—	—
Common stock, $0.001 par value; 150,000,000 shares authorized as of September 30, 2015 and December 31, 2014; 26,290,705 and 24,018,577 shares issued and outstanding as of September 30, 2015 and December 31, 2014, respectively	26	24
Additional paid-in capital	229,670	171,326
Accumulated other comprehensive loss	(32)	(107)
Accumulated deficit	(197,187)	(143,201)

Total stockholders’ equity	32,477	28,042

Total liabilities and stockholders’ equity	$175,239	$161,085

AERIE PHARMACEUTICALS, INC.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(in thousands, except share and per share data)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2015	2014	2015	2014
Operating expenses

General and administrative	$(7,462)	$(4,944)	$(22,987)	$(13,723)
Research and development	(9,904)	(8,230)	(32,149)	(20,276)

Loss from operations	(17,366)	(13,174)	(55,136)	(33,999)
Other income (expense), net	(523)	27	1,374	2,367

Net loss before income taxes	(17,889)	(13,147)	(53,762)	(31,632)

Income tax expense	(72)	—	(224)	—

Net loss	$(17,961)	$(13,147)	$(53,986)	$(31,632)

Net loss attributable to common stockholders—basic and diluted	$(17,961)	$(13,147)	$(53,986)	$(31,632)

Net loss per share attributable to common stockholders—basic and diluted	$(0.69)	$(0.54)	$(2.12)	$(1.32)

Weighted average number of common shares outstanding—basic and diluted	26,061,993	24,325,166	25,507,409	23,980,963

Net loss	$(17,961)	$(13,147)	$(53,986)	$(31,632)
Unrealized loss on available-for-sale investments	9	4	75	(9)

Comprehensive loss	$(17,952)	$(13,143)	$(53,911)	$(31,641)

AERIE PHARMACEUTICALS, INC.

Reconciliation of GAAP Net Loss to Adjusted Net Loss

(Unaudited)

(in thousands)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2015	2014	2015	2014
Net loss attributable to common stockholders – basic and diluted:
Net loss attributable to common stockholders – basic and diluted (GAAP)	$(17,961)	$(13,147)	$(53,986)	$(31,632)
Adjustments:
Stock-based compensation (a)	3,316	2,392	9,533	6,696

Adjusted Net loss	$(14,645)	$(10,755)	$(44,453)	$(24,936)

Operating expenses:
General and administrative expense:
General and administrative expense (GAAP)	$(7,462)	$(4,944)	$(22,987)	$(13,723)
Adjustments:
Stock-based compensation (a)	2,719	2,172	7,842	5,624

Adjusted general and administrative expense	$(4,743)	$(2,772)	$(15,145)	$(8,099)

Research and development expense:
Research and development expense (GAAP)	$(9,904)	$(8,230)	$(32,149)	$(20,276)
Adjustments:
Stock-based compensation (a)	597	220	1,691	1,072

Adjusted research and development expense	$(9,307)	$(8,010)	$(30,458)	$(19,204)

Operating expenses (GAAP)	$(17,366)	$(13,174)	$(55,136)	$(33,999)
Adjustments:
Stock-based compensation (a)	3,316	2,392	9,533	6,696

Adjusted operating expenses	$(14,050)	$(10,782)	$(45,603)	$(27,303)

Other income (expense):
Other income (expense) (GAAP)	$(523)	$27	$1,374	$2,367
Adjustments:
	—	—	—	—

Adjusted other income (expense)	$(523)	$27	$1,374	$2,367

AERIE PHARMACEUTICALS, INC.

Reconciliation of GAAP Net Loss Per Share to Adjusted Net Loss Per Share

(Unaudited)

(in thousands, except share and per share data)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2015	2014	2015	2014
Net loss per share attributable to common stockholders – basic and diluted:
Net loss per share attributable to common stockholders – basic and diluted (GAAP)	$(0.69)	$(0.54)	$(2.12)	$(1.32)
Adjustments:
Stock-based compensation (a)	0.13	0.10	0.38	0.28

Adjusted Net loss per share	$(0.56)	$(0.44)	$(1.74)	$(1.04)

Weighted average number of common shares outstanding – basic and diluted	26,061,993	24,325,166	25,507,409	23,980,963

Aerie is providing adjusted information that excludes certain items because of the nature of these items and the impact they have on the analysis of underlying business performance and trends. Management believes that providing this information enhances investors’ understanding of Aerie’s performance. This information should be considered in addition to, but not in lieu of, information prepared in accordance with GAAP.

Explanation of adjustments:

(a) Stock-based compensation: Exclude non-cash stock-based compensation expense.

Contacts

Aerie Pharmaceuticals

Richard Rubino, 908-947-3540

rrubino@aeriepharma.com

or

Burns McClellan, Inc., on behalf of Aerie Pharmaceuticals

Ami Bavishi, 212-213-0006

abavishi@burnsmc.com